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                                                                   Exhibit (23)


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 11, 2003 relating to the financial statements, which appears in Pruco Life Insurance Company of New Jersey's Annual Report on Form 10-K for the year ended December 31, 2002.

Pricewaterhouse Coopers LLP
New York, New York
March 26, 2003